Exhibit 23

Consent of Independent Registered Public Accounting Firm

To the Con-way Inc. Administrative Committee
Con-way 401(k) Plan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-92399, 333-102749, and 333-162845) of Con-way Inc. and subsidiaries of our report dated June 23, 2011, relating to the financial statements and supplemental schedule of Con-way 401(k) Plan which appear in this Form 11-K.

/s/ Perkins & Company, P.C.

Portland, Oregon
June 23, 2011